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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
MOCON, Inc.:

        We consent to the incorporation by reference in the registration statement (No. 33-49752, 333-58789, 333-90116 and 333-134413) on Form S-8 of MOCON, Inc. of our reports dated March 31, 2008, with respect to the consolidated balance sheets of MOCON, Inc. as of December 31, 2007 and 2006, and the related consolidated statements of income, stockholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2007, and related financial statement schedule, which reports appear in the December 31, 2007, annual report on Form 10-K of MOCON, Inc.

        Our report on the consolidated financial statements refers to the Company's adoption of the provisions of Statement of Financial Accounting Standards No. 123 (Revised 2004), "Share-Based Payment," on January 1, 2006.

/s/ KPMG LLP
Minneapolis, Minnesota March 31, 2008

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  Exhibit 23.1